EMPLOYEES & CODE OF ETHICS

Introduction

In order to ensure that personnel associated with SignalPoint comply with the requirements of Rule

204A-1 of the Investment Advisers Act of 1940 (“Advisers Act”), SignalPoint has adopted this Code of Ethics (“Code”).  As fiduciaries, SignalPoint Advisory Personnel must at all time: (a) place the interests of clients first; (b) avoid taking inappropriate advantage of their position; and (c) conduct all personal securities transactions in full compliance with this Code. Doubtful situations should be resolved in favor of clients.

10.1 Compliance Reference Chart

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Responsibility

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Chief Compliance Officer

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Operational Areas

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Investment Management

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Legal

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Operations

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Frequency

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Each time SignalPoint hires a new employee

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Each time an employee places a securities trade or comes into possession of inside information

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Periodic comparison employee trades with employee brokerage statements

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Statute/Rule

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Form ADV under the Investment Advisers Act of 1940

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Section 204A of the Investment Advisers Act of 1940

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Records

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Records of employee trades

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Audit

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SignalPoint audits its Employee Compliance Procedures annually.

10.2

Policy & Procedures

It is SignalPoint's policy to carefully screen candidates for employment in an effort to determine whether the candidate will demonstrate the ability to comply with laws and SignalPoint's internal policies. All trades by SignalPoint's employees who are access persons are subject to SignalPoint's employee trading procedures, which are designed to prevent employees from engaging in prohibited insider trading, and to prohibit employees who are not registered as investment adviser representatives from engaging in activities that would require them to register as such with any state.

"Access Person” shall mean (i) any employee, officer or managing member of the Adviser who, in the ordinary course of business, makes, participates in, or obtains information regarding, the purchase or sale of Securities, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to advisory clients regarding the purchase or sale of Securities, (ii) any natural person in a control relation to the Adviser who in the ordinary course of business obtains information concerning recommendations made to advisory clients with regard to the purchase or sale of Securities..

10.2.1 Code of Ethics

10.2.1.1 Standard of Business Conduct

The Code of Ethics is based on the principle that SignalPoint and each of its employees owe a fiduciary duty to its clients and a duty to comply with federal and state securities laws and all other applicable laws. These duties include the obligation of Access Persons to conduct their personal securities transactions in a manner that does not interfere with the transactions of any client or otherwise to take unfair advantage of their relationship with clients. In recognition of this duty, SignalPoint hereby adopts the following general principles to guide the actions of the Access Persons:

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Access Persons have the duty at all times to place the interests of clients first.

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Access Persons have the duty to conduct all personal securities transactions in a manner consistent with these Procedures and in such a manner to avoid any actual or potential conflict or abuse of a position of trust and responsibility.

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All personal securities transactions by Access Persons must be accomplished so as to avoid even the appearance of a conflict of interests with the client.

10.2.1.2 Prohibitions

Investment Recommendations.   No Access Person shall:

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make any untrue statement of a material fact or omit stating a material fact necessary in order to make the recommendation made not misleading;

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engage in any act, practice, or course of business that would operate as a fraud or deceit upon such Client; or

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engage in any manipulative practice with respect to such Client.

Investment Opportunity.   An Access Person must offer an investment opportunity first to clients before he or she or SignalPoint may act on that opportunity.

Personal Securities Transactions.  No Access Person may:

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purchase or sell, directly or indirectly, a Security for his or her own account ONE day before and ONE day after the time that the same Security or Related Security is being purchased or sold by any Client

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purchase or sell, directly or indirectly, a Security for his or her own account that is the same Security or Related Security that is the subject of a buy or sell recommendation to any Client.

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an exception will exist if an Access Person's account(s) are being managed according to a SignalPoint investment strategy and such trades occur as a portion of block trading executed by the Chief Investment Officer or designee. In such instances the trades in the Access Person's account will be allocated in a similar manner as all other clients. The Access Person's trades will not be given preferential treatment.

10.2.2 Reporting of Securities Trades and Holdings

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Each Access Person shall report on the Securities Transaction Report Form all transactions of Securities in which such Access Person has acquired any direct or indirect Beneficial Ownership, unless such report would duplicate information contained in trade confirmations or account statements that SignalPoint holds in its records. Reports shall be filed with the Chief Compliance Officer within THIRTY days after the end of each calendar quarter. The Access person does not have to report transactions involving government securities, mutual funds or other securities that the Access person has not direct influences over.

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Every Access Person who opens an account at a broker-dealer or other financial institution, including SignalPoint, shall: (i) immediately notify the Chief Compliance Officer of the opening of such account; and (ii) send a Broker Confirmation Letter to each such broker-dealer or other financial institution directing them to provide SignalPoint with a duplicate copy of each confirmation and periodic account statement issued to such Access Person.

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SignalPoint requires all new Access person personal security holdings to be disclosed within 10 days of becoming an access person.

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All Access Person security reporting must be current within 45 days.

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SignalPoint must pre-approve of any Access person's participation in an IPO of private placement.

10.2.3 Disclosure of Outside Business Activities and Possible Conflicts

Each Advisory Person is required to provide information on his or her outside business activities, if any, to the Chief Compliance Officer. The Chief Compliance Officer shall review such information and determine whether such outside business activities is likely to result in the prohibited use of material, non-public information about public companies that may be obtained through such outside business interests. In the event that the Chief Compliance Officer determines that there is a likelihood that an Advisory Person’s outside business activities may result in a violation of the other provisions of this Manual, the Chief Compliance Officer shall disclose such possible conflicts to the affected client(s) and obtain an acknowledgement and/or waiver from the client(s). On a periodic basis no less than annually, the Chief Compliance Officer will survey all Advisory Personnel and obtain a written statement regarding outside business interests.

In addition to disclosure relating to outside business activities, the Chief Compliance Officer shall ensure that all material conflicts between the interests of SignalPoint and/or any Advisory Person are fully disclosed to a client. The Chief Compliance Officer shall obtain an acknowledgment from the client relating to such disclosure and shall maintain a copy of such acknowledgment in the client’s files.

10.2.4 Gift and Entertainment Policy

Gifts and entertainment of nominal value or those that are customary in the industry such as meals and entertainment are appropriate when used to foster and promote business or business relationships for SignalPoint. An employee must obtain prior permission from his or her supervisor to provide a gift or entertainment that exceeds $150 in value.  Excessive gift giving or entertainment activity is prohibited and all violations of this policy must be reported to the Chief Compliance Officer. Finally, an employee may not accept any gift or entertainment that might influence his or her investment decision or that might make the employee feel beholden to any person or firm.

10.3 Form ADV Disclosure

The Chief Compliance Officer will cause SignalPoint to briefly describe in its Form ADV the employee trading policies and procedures. This disclosure should describe the conflict of interests between SignalPoint and its clients with respect to investment opportunities and how SignalPoint addresses these conflicts.

10.4 Certification

Every Access Person shall certify on an annual basis, in writing, that he or she has:

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received a copy of the Code of Ethics;

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read and understands the Code of Ethics; and

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disclosed, pre-cleared (if applicable) and reported all transactions in Securities consistent with the requirements of the Code of Ethics;

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provide a holdings report and personal securities transaction report, if not providing duplicate account statements;

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Provide Certification form acknowledging understanding of the Code of Ethics.

10.5 Books and Records

SignalPoint will maintain in its books and records related to each Access Person's personal securities trades, account statements, acknowledgement of Certification of receipt of code of Ethics, documents of outside business interests and any other information that is relevant to SignalPoint's Code of Ethics.